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Exhibit 10.3


                          INNOSERV TECHNOLOGIES, INC.
                                BONUS AGREEMENT


     This Bonus Agreement (this "Agreement") is entered into between InnoServ Technologies, Inc. (the "Company") and Thomas Hoefert, Vice President and Chief Financial Officer of the Company (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Executive is currently employed by the Company in the capacity of Vice President and Chief Financial Officer; and

     WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the shareholders of the Company that the Company from time to time investigate strategic alternatives in order to maximize shareholder value; and

     WHEREAS, the Executive is a member of senior management of the Company and has access to proprietary information pertaining to the business and operations of the Company; and

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to provide an incentive to the Executive to remain in the employ of the Company while the Company is investigating such strategic alternatives;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive agree as follows:

     1. Subject to paragraph 2 below, if Executive is a full-time employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus determined according to paragraph 4 below (the "Bonus"). The Bonus will be payable in full, in cash on the closing date of such Sale of the Company.

     2. Executive will not be eligible for benefits hereunder if he resigns, retires, becomes disabled, fails to return from a leave of absence, dies, or is terminated for cause prior to the close of the Sale of the Company.

     3. For purposes of this Agreement, a Sale of the Company shall be deemed to have occurred if the Company disposes of all of its stock or substantially all of its assets to another party, whether by way of merger, transfer of assets or otherwise, for cash or securities, in one or a series of transactions.

     4.   a.   For purposes of this Agreement, Executive's Bonus shall be based upon the Sale Price (as hereinafter defined) of the Company. The Bonus shall be a cash payment, less all applicable withholdings, computed as follows:

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     ------------------------------------------------------------------------
                   SALE PRICE                  AMOUNT OF BONUS
     ------------------------------------------------------------------------
               up to $26,666,667                   $150,000
     ------------------------------------------------------------------------
                $26,666,668 to       $125,000 + ($75,000 x [(Sale Price -
                  $29,999,999              $25,000,000)/ $5,000,000])
     ------------------------------------------------------------------------
                $30,000,000 to        $200,000 + ($50,000 x [(Sale Price -
                  $34,999,999               $30,000,000)/$5,000,000])
     ------------------------------------------------------------------------
            $35,000,000 or more                    $250,000
     ------------------------------------------------------------------------

          b. The Sale Price of the Company, if a stock sale, shall be the product of (i) the average consideration paid for a share of common stock of the Company and (ii) the sum of (A) the number of such shares acquired by the other party to the transaction, plus (B) the number of such shares issuable upon exercise of options, warrants or other rights or conversion or exchange of securities all as outstanding on the date of this Agreement and, without duplication, as thereafter issued or granted. For the purpose of clause (i) of the foregoing sentence, all shares shall be deemed to have been acquired if more than 50% of the Company's outstanding common stock is acquired by a "group" as that term is used in Section 13 (d) (3) of the Securities Exchange Act of 1934.

          c. For the purposes of calculating the Sale Price of the Company, equity securities constituting a part of the consideration referred to in clause (i) of paragraph 4.b. above that are traded on a national securities exchange or quoted on the National Association of Securities Dealers National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such Sale of the Company.

          d. The Sale Price of the Company, if an asset sale, shall be the sum of (i) the cash (or other consideration) paid by the purchaser for such assets and (ii) any debt incurred by the purchaser of such assets.

     5. This Agreement is not and shall not be deemed an employment agreement, and shall not give the Executive the right to be retained in the employment of the Company.

     6. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representative, and assigns.

     7. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries or legal representatives.

     8. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as part of this Agreement a

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provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

     9.   This Agreement shall be governed by Texas law.

     10. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

     11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                         [SIGNATURES ON THE NEXT PAGE]

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     IN WITNESS WHEREOF, the Company and Executive have executed this
Agreement as of the day and year indicated below.

                                   INNOSERV TECHNOLOGIES, INC.

Dated:     9/29/97                 By:   /s/ Michael G. Puls
       --------------                    ----------------------------
                                   Name:     Michael G. Puls
                                         ----------------------------
                                   Its:      President & CEO
                                         ----------------------------

                                   EXECUTIVE:

Dated:     9/29/97                 /s/ Thomas Hoefert
       --------------              ----------------------------------
                                   Printed Name:   Thomas Hoefert
                                                 --------------------

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